EXHIBIT 10.1

AMENDMENT NO. 1 TO

UNDERWRITING AGREEMENT

This First Amendment (the “Amendment”) to the underwriting agreement dated June 27, 2023 (the “Underwriting Agreement”) is made and entered into as of April 3, 2025 by and between Bukit Jalil Global Acquisition 1 Ltd. (the “Company”) and A.G.P./ Alliance Global Partners (“AGP”). The Company and AGP are herein collectively referred to as the “Parties” with each individually being a “Party.”

WITNESSETH:

WHEREAS, the Parties entered into that certain Underwriting Agreement; and

WHEREAS, the Parties desire to modify certain terms of the Underwriting Agreement, all as more fully described herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Underwriting Agreement.

2.	Amendments.

The following hereby replaces Section 1.6 of the Underwriting Agreement:

Underwriter Compensation. In consideration of the services to be provided for hereunder, the Company shall pay to the Underwriters or their respective designees their pro rata portion (based on the Public Securities purchased) of the following compensation with respect to the Public Securities which they are offering:

(a) the Company shall pay, in cash, to the Underwriters or their respective designees an underwriting discount equal to 3.5% of the aggregate gross proceeds of the Firm Units on the Closing Date and 3.5% of the aggregate gross proceeds of the Option Units on the Option Closing Date;

(b) The Underwriters agree that 1.6% of the gross proceeds from the sale of the Firm Units ($800,000) and 1.6% of the gross proceeds from the sale of the Option Units (up to $920,000 in aggregate if the Over-Allotment Option is exercised in full) (the “Deferred Underwriting Commission”) will be deposited in and held in the Trust Account and payable directly from the Trust Account, without accrued interest, to the Representative for its own account upon consummation of the Business Combination. The Deferred Underwriting Commission is due and payable, and the Representative’s Shares is issuable, only to the Representative and /or its designee.

3.

Reference to and Effect on the Underwriting Agreement. Except as specifically modified or amended by the terms of this Amendment, the Underwriting Agreement and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed. All references in the Underwriting Agreement to itself shall be deemed references to the Underwriting Agreement as amended hereby.

4.	Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall be deemed an original and all of which shall be deemed to be one and the same instrument.

5.	Governing Law. This Amendment shall be governed by the laws of New York without regard to principles of conflict of laws.

6.	Successors and Assigns. This Amendment shall be binding upon the parties and their respective successors and assigns.

7.	Headings. Headings in this Amendment are included for convenience of reference purposes only and shall not constitute a part of this Amendment for any other purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the day and year first above written.

BUKIT JALIL GLOBAL ACQUISITION 1 LTD.

By	/s/ Seck Chyn “Neil” Foo
Name	Seck Chyn “Neil” Foo
Title	Chief Executive Officer

A.G.P./ALLIANCE GLOBAL PARTNERS

By:	/s/ Thomas J. Higgins
Name:	Thomas J. Higgins
Title:	Managing Director

[Signature Page to The Amendment No.1 to The Underwriting Agreement]

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